UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2020

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020
(Address of principal executive offices, including ZIP code)

(646) 756-2997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2020, Hoth Therapeutics, Inc. (the “Company”) appointed Stefanie Johns as Chief Scientific Officer of the Company effective as of September 8, 2020.

Stefanie Johns has worked in the biopharmaceutical and medical device industries for more than eight years, and has experience spanning drug, biologic, medical device, and in vitro diagnostic device products in US and global markets. Since January 2020, Dr. Johns has served as Director, Regulatory Affairs of Enable Injections, Inc., and from January 2019 until January 2020, she served as Associate Director, Regulatory Affairs of Enable Injections, Inc., an investigational-stage company developing and manufacturing on-body subcutaneous infusion delivery systems. From December 2018 until August 2018, Dr. Johns served as Manager, Regulatory Strategy of Camargo Pharmaceutical Services, LLC (“Camargo”) and from July 2016 until August 2018, she served as Scientific Regulator Specialist of Camargo, a company specializing in complex drug development programs. From June 2013 through June 2016, Dr. Johns served as Regulatory Affairs and Design Assurance Associate of Meridian Bioscience Inc., a producer and distributor of diagnostic test kits. In addition, Dr. Johns previously served as Program Manager, Xavier Health Initiatives for Xavier University and a Graduate Research Assistant for the University of Cincinnati. Since March 2019, Dr. Johns has served on the Company’s Scientific Advisory Board. Dr. Johns received her bachelors of science degree in biological sciences from Wright State University and her Ph.D. in biochemistry from the University of Cincinnati College of Medicine.

On August 28, 2020, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Johns pursuant to which Dr. Johns shall serve as Chief Scientific Officer of the Company effective as of September 8, 2020 (the “Effective Date”). The term of the Employment Agreement will continue for a period of one year from the Effective Date and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least 60 days prior to the expiration of the then effective term. Pursuant to the terms of the Employment Agreement, Dr. Johns (i) shall receive an annual base salary of $200,000, (ii) shall be eligible to receive an annual bonus as determined by the Company’s compensation committee and (iii) shall be eligible to receive grants of awards under the Company’s equity incentive plans as determined by the Company’s compensation committee. Furthermore, Dr. Johns shall be eligible to participate in Benefit Plans (as defined in the Employment Agreement) from time to time, in effect for senior employees.

The Employment Agreement may be terminated upon (i) Dr. Johns’ death, (ii) Dr. Johns’ Total Disability (as defined in the Employment Agreement), (iii) expiration of the term if either party has provided a timely non-renewal notice, (iv) at Dr. Johns’ option (A) upon 60 days prior written notice or (B) for Good Reason (as defined in the Employment Agreement) or (v) at the Company’s option for Cause (as defined in the Employment Agreement).

In the event Dr. Johns’ employment is terminated for death or Total Disability, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of death or Total Disability, (ii) the reimbursement unpaid of expenses, (iii) Benefit Plans for a period of 12 months following her death and (iv) payment, on a pro-rated basis, of any bonus or other payments earned by Dr. Johns as of the date of her death or Total Disability. In the event Dr. Johns’ employment is terminated upon the expiration of the term of the Employment Agreement where the Company has offered to renew the term but Dr. Johns has declined such renewal, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of termination, (ii) any other benefits accrued to her under any Benefit Plans and (iii) the reimbursement of unpaid expenses. In the event Dr. Johns’ employment is terminated upon the expiration of the term of the Employment Agreement as a result of the Company tendering a non-renewal notice (other than for Cause), Dr. Johns shall receive the same payment she would receive if she terminated her employment for Good Reason. In the event Dr. Johns’ employment is terminated for Good Reason, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of termination, (ii) any other benefits accrued to her under any Benefit Plans, (iii) the reimbursement of unpaid expenses, (iv) a cash payment of 12 months of her then base salary, (v) Benefit Plans for a period of 12 months following the date of termination and (vi) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which she was a participant as of the date of termination. Any options or restricted stock owned by Dr. Johns shall immediately vest upon her termination for Good Reason or termination by the Company without Cause. In the event Dr. Johns’ employment is terminated by her upon 60 days prior notice or by the Company for Cause, Dr. Johns shall receive (i) her accrued but unpaid compensation and vacation through the date of termination, (ii) continued provision for a period of one month after the date of termination of benefits under the Benefit Plans and (iii) the reimbursement of unpaid expenses.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Dr. Johns and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Dr. Johns and any other persons pursuant to which Dr. Johns was appointed as Chief Scientific Officer of the Company. There are no related party transactions involving Dr. Johns that are reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On August 31, 2020, the Company issued a press release announcing the appointment of Stefanie Johns as Chief Scientific Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement by and between the Company and Stefanie Johns dated August 28, 2020
99.1	Press release dated August 31, 2020

+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2020	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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